EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS second QUARTER 2026 RESULTS

STEINHAUSEN, Switzerland, August 5, 2026—Transocean Ltd. (NYSE: RIG) today reported financial results for the second quarter of 2026. The Company will host a conference call and webcast at 9 a.m. EDT, 3 p.m. CEST, on Thursday, August 6, 2026, with participation details included in this release. Supplemental schedules have been posted to the Investors section of the Company’s website at www.deepwater.com.

Second quarter 2026 Key points

◾	Contract drilling revenues were $966 million with strong revenue efficiency(1) of 97.0%.
◾	Net income was $170 million or $0.04 per diluted share.
◾	Adjusted EBITDA was $312 million, reflecting a margin of 32.2%.
◾	Net cash provided by operating activities was $236 million; net of capital expenditures of $24 million, free cash flow was $212 million.
◾	Ended the period with total liquidity of more than $1.3 billion, including the undrawn revolving credit facility.
◾	Added $292 million in contract backlog(2) at a weighted average dayrate of about $461,000.

“Transocean delivered a strong second quarter, supported by 97% revenue efficiency and solid adjusted EBITDA margins, resulting in excellent cash flow and improved liquidity,” said Keelan Adamson, Transocean’s CEO. “Our performance reflects our ongoing commitment to create value through the cycle by optimizing the value of our differentiated fleet, generating industry-leading free cash flow, and enhancing our capital structure.

“We expect to see demand for our highest specification rigs increase in the coming years with industry utilization for deepwater and harsh environment assets projected to move well into the 90% range during 2027. Our recent contract awards across Norway, Australia, the U.S. Gulf, and the Ivory Coast, together with the $1.0 billion Equinor agreement for three harsh environment semisubmersibles, show that customers continue to secure rig capacity. With our differentiated fleet, strong execution capabilities, and improving financial flexibility, we believe Transocean is well positioned to deliver long-term value for our shareholders.”

2Q26 Financial Summary

	Three months ended			Three months ended
	June 30,	March 31,	sequential	June 30,	year-over-year
	2026	2026	change	2025	change
(In millions, except per share amounts and percentages)
Contract drilling revenues	$966	$1,081	$(115)	$988	$(22)
Revenue efficiency	97.0%	97.3%		96.6%
Operating and maintenance expense	$608	$606	$(2)	$599	$(9)
Net income (loss)	$170	$71	$99	$(938)	$1,108
Basic earnings (loss) per share	$0.15	$0.06	$0.09	$(1.06)	$1.21
Diluted earnings (loss) per share	$0.04	$0.06	$(0.02)	$(1.06)	$1.10

Adjusted EBITDA	$312	$440	$(128)	$344	$(32)
Adjusted EBITDA margin	32.2%	40.7%		34.9%
Adjusted net income (loss)	$158	$(28)	$186	$19	$139
Adjusted diluted earnings (loss) per share	$0.03	$(0.03)	$0.06	$—	$0.03

Net cash provided by operating activities	$236	$164	$72	$128	$108
Free cash flow	$212	$136	$76	$104	$108
Total debt, principal amount, end of period	$5,107	$5,137	$(30)	$6,654	$(1,547)
◾	Contract drilling revenues were lower sequentially, primarily due to the expected decrease in rig utilization for this quarter.
◾	Interest expense, excluding the $134 million effect of the bifurcated exchange feature of the 4.625% Exchangeable Bonds due 2029, was $114 million compared to the $123 million in the prior quarter.
◾	Cash taxes paid, net of tax refunds of $22 million, were $10 million.

Fleet Status Report and contract backlog

◾	The Company today issued its Fleet Status Report. Since its May 2026 report, the Company added five new fixtures with an aggregate incremental backlog of approximately $292 million and a weighted average dayrate of about $461,000.
◾	As of August 5, 2026, the total backlog is approximately $6.7 billion. This figure excludes $1.0 billion of backlog for work with Equinor, which will be added subject to receipt of approvals from license partners.

The Fleet Status Report can be accessed on the Company’s website: www.deepwater.com.

2026 Third Quarter and Full Year OUTLOOK

The following table includes guidance on key items for the third quarter and full year of 2026:

	3Q26E	FY26E
(In millions, except percentages)
Contract drilling revenues	$920 – 960	$3,900 – 3,975
Revenue efficiency, fleet wide (1)	96.5%	96.5%

Selected costs and expenses
Operating and maintenance expense	$595 – 625	$2,325 – 2,400
General and administrative	$45	$170 – 180
Interest expense	$113	$475
Interest income	$5 – 10	$30 – 35

Capital expenditures	$40 – 50	$150
Cash taxes	$25 – 30	$55 – 60
Total liquidity	—	$1,250 – 1,350

Conference Call Information

Transocean will host a conference call at 9 a.m. EDT, 3 p.m. CEST, on Thursday, August 6, 2026. To participate, dial +1 785-424-1222 approximately 15 minutes prior to the scheduled start time and refer to conference code 715943.

The call will be webcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the call will be available on the Company’s website at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the call will be available after 12 p.m. EDT, 6 p.m. CEST, on Thursday, August 6, 2026. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-7239, passcode 715943. The replay will also be available on the Company’s website.

Non-GAAP Financial Measures

We present our financial statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our financial statements presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the Company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The Company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater drillships and seven harsh environment semisubmersibles.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein or in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “believe,” “primarily,” “should,” “outlook,” “future,” “schedule,” “progress,” “possible,” “will,” “expect,” “estimate,” “may,” “approximate,” “could,” “plan,” or other similar expressions. Forward-looking statements in the Fleet Status Report include, but are not limited to, statements involving estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, and the cost and timing of mobilizations and reactivations. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and those and other risks discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date of the particular statement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”
(2)	Contract backlog is defined as the maximum contractual operating dayrate multiplied by the number of days remaining in the firm contract period, including certain performance-based provisions for which achievement is probable, and excluding provisions for mobilization, demobilization, contract preparation, other incentive provisions or reimbursement revenues, which are not expected to be material to our contract drilling revenues. The contract backlog represents the maximum contract drilling revenues that can be earned considering the reported operating dayrate in effect during the firm contract period.

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025

Contract drilling revenues	$966	$988	$2,047	$1,894

Costs and expenses
Operating and maintenance	608	599	1,214	1,217
Depreciation and amortization	148	175	291	351
General and administrative	56	49	105	99
	812	823	1,610	1,667

Loss on impairment of assets	—	(1,136)	—	(1,136)
Gain (loss) on disposal of assets, net	(2)	7	2	9
Operating income (loss)	152	(964)	439	(900)

Other income (expense), net
Interest income	12	10	22	18
Interest expense	20	(112)	(256)	(228)
Loss on retirement of debt	—	—	(11)	—
Other, net	—	(27)	7	(23)
	32	(129)	(238)	(233)

Income (loss) before income taxes	184	(1,093)	201	(1,133)
Income tax expense (benefit)	14	(155)	(40)	(116)
Net income (loss)	$170	$(938)	$241	$(1,017)

Earnings (loss) per share
Basic	$0.15	$(1.06)	$0.22	$(1.15)
Diluted	$0.04	$(1.06)	$0.21	$(1.15)

Weighted-average shares outstanding
Basic	1,120	888	1,115	885
Diluted	1,202	888	1,125	885

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$509	$620
Accounts receivable, net of allowance of $2 at June 30, 2026 and December 31, 2025	604	540
Materials and supplies, net of allowance of $146 and $140 at June 30, 2026 and December 31, 2025, respectively	379	378
Assets held for sale	1	24
Restricted cash and cash equivalents	286	377
Other current assets	133	142
Total current assets	1,912	2,081

Property and equipment	17,490	17,451
Less accumulated depreciation	(5,147)	(4,874)
Property and equipment, net	12,343	12,577

Deferred tax assets, net	70	61
Other assets	842	923
Total assets	$15,167	$15,642

Liabilities and equity
Accounts payable	$283	$242
Accrued income taxes	9	22
Debt due within one year	397	445
Other current liabilities	514	627
Total current liabilities	1,203	1,336

Long-term debt	4,722	5,212
Deferred tax liabilities, net	340	404
Other long-term liabilities	532	582
Total long-term liabilities	5,594	6,198

Commitments and contingencies

Shares, $0.10 par value,
1,445 authorized, 141 conditionally authorized, 1,304 issued and 1,117 outstanding at June 30, 2026 and
1,204 authorized, 141 conditionally authorized, 1,204 issued and 1,102 outstanding at December 31, 2025	112	110
Additional paid-in capital	15,617	15,604
Accumulated deficit	(7,219)	(7,460)
Accumulated other comprehensive loss	(140)	(146)
Total equity	8,370	8,108
Total liabilities and equity	$15,167	$15,642

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six months ended
	June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$241	$(1,017)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	291	351
Share-based compensation expense	15	16
Loss on impairment of assets	—	1,136
Gain on disposal of assets, net	(2)	(9)
Amortization of debt-related balances, net	20	25
(Gain) loss on adjustment to bifurcated compound exchange feature	19	(65)
Loss on retirement of debt	11	—
Deferred income tax benefit	(73)	(157)
Other, net	(1)	31
Changes in contract liabilities, net	(83)	(84)
Changes in deferred costs, net	46	16
Changes in other operating assets and liabilities, net	(84)	(89)
Net cash provided by operating activities	400	154

Cash flows from investing activities
Capital expenditures	(52)	(84)
Investment in equity of unconsolidated affiliates	(2)	—
Proceeds from disposal of assets, net of costs to sell	26	10
Proceeds from disposal of investment in note receivable from unconsolidated affiliate	13	—
Proceeds from disposal of investment in equity of unconsolidated affiliate	—	4
Net cash used in investing activities	(15)	(70)

Cash flows from financing activities
Repayments of debt	(586)	(240)
Other, net	(1)	(13)
Net cash used in financing activities	(587)	(253)

Net decrease in unrestricted and restricted cash and cash equivalents	(202)	(169)
Unrestricted and restricted cash and cash equivalents, beginning of period	997	941
Unrestricted and restricted cash and cash equivalents, end of period	$795	$772

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	June 30,	March 31,	June 30,
Contract Drilling Revenues (in millions)	2026	2026	2025
Ultra-deepwater floaters	$623	$748	$699
Harsh environment floaters	343	333	289
Total contract drilling revenues	$966	$1,081	$988

	Three months ended
	June 30,	March 31,	June 30,
Average Daily Revenue (1)	2026	2026	2025
Ultra-deepwater floaters	$455,500	$480,700	$457,200
Harsh environment floaters	510,000	463,800	462,400
Total fleet average daily revenue	$472,500	$475,600	$458,600

	Three months ended
	June 30,	March 31,	June 30,
Revenue Efficiency (2)	2026	2026	2025
Ultra-deepwater floaters	95.7%	97.6%	96.7%
Harsh environment floaters	99.5%	96.7%	96.3%
Total fleet average revenue efficiency	97.0%	97.3%	96.6%

	Three months ended
	June 30,	March 31,	June 30,
Utilization (3)	2026	2026	2025
Ultra-deepwater floaters	72.6%	82.1%	64.7%
Harsh environment floaters	94.2%	100.0%	75.3%
Total fleet average rig utilization	78.2%	86.7%	67.3%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(in millions, except per share data)

					YTD	QTD	YTD
					06/30/26	06/30/26	03/31/26

Net income					$241	$170	$71
Acquisition and restructuring costs					19	12	7
Gain (loss) on disposal of assets, net					(2)	3	(5)
Loss on retirement of debt					9	—	9
Discrete tax items					(137)	(27)	(110)
Adjusted Net Income (Loss)					$130	$158	$(28)

Diluted earnings per share					$0.21	$0.04	$0.06
Acquisition and restructuring costs					0.02	0.01	—
Gain (loss) on disposal of assets, net					—	—	—
Loss on retirement of debt					0.01	—	0.01
Discrete tax items					(0.12)	(0.02)	(0.10)
Adjusted Diluted Earnings (Loss) Per Share					$0.12	$0.03	$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net income (loss) attributable to controlling interest	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets, net of tax	3,036	—	3,036	1,908	1,128	1,128	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Discrete tax items	(179)	3	(182)	(1)	(181)	(195)	14
Adjusted Net Income (Loss)	$37	$21	$16	$62	$(46)	$19	$(65)

Diluted earnings (loss) per share	$(3.04)	$0.02	$(3.23)	$(2.00)	$(1.15)	$(1.06)	$(0.11)
Restructuring costs	—	—	—	—	—	—	—
Loss on impairment of assets, net of tax	3.16	—	3.34	1.98	1.27	1.27	—
Gain on disposal of assets, net	—	—	—	—	—	—	—
Loss on conversion of debt to equity	0.10	—	0.11	0.08	0.03	0.03	—
Gain on retirement of debt	—	—	—	—	—	—	—
Discrete tax items	(0.18)	—	(0.20)	—	(0.20)	(0.22)	0.01
Dilutive effect, 4.625% exchangeable bonds due December 2029	—	—	(0.03)	—	(0.05)	(0.02)	—
Adjusted Diluted Earnings (Loss) Per Share	$0.04	$0.02	$(0.01)	$0.06	$(0.10)	$—	$(0.10)

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Earnings Before Interest, Taxes, Depreciation and Amortization and Related Margins
(in millions, except percentages)

					YTD	QTD	YTD
					06/30/26	06/30/26	03/31/26

Contract drilling revenues					$2,047	$966	$1,081

Net income					$241	$170	$71
Interest expense, net of interest income					234	(32)	266
Income tax expense (benefit)					(40)	14	(54)
Depreciation and amortization					291	148	143
EBITDA					726	300	426

Acquisition and restructuring costs					19	12	7
Gain on disposal of assets, net					(4)	—	(4)
Loss on retirement of debt					11	—	11
Adjusted EBITDA					$752	$312	$440

Profit margin					11.8%	17.7%	6.5%
EBITDA margin					35.4%	31.0%	39.4%
Adjusted EBITDA margin					36.7%	32.2%	40.7%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Contract drilling revenues	$3,965	$1,043	$2,922	$1,028	$1,894	$988	$906

Net income (loss)	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Interest expense, net of interest income	515	163	352	142	210	102	108
Income tax expense (benefit)	(33)	57	(90)	26	(116)	(155)	39
Depreciation and amortization	659	147	512	161	351	175	176
EBITDA	(1,774)	392	(2,166)	(1,594)	(572)	(816)	244

Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets	3,049	—	3,049	1,913	1,136	1,136	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Adjusted EBITDA	$1,370	$385	$985	$397	$588	$344	$244

Profit (loss) margin	(73.5)%	2.4%	(100.6)%	(187.0)%	(53.7)%	(94.9)%	(8.7)%
EBITDA margin	(44.8)%	37.5%	(74.1)%	(154.9)%	(30.2)%	(82.5)%	26.9%
Adjusted EBITDA margin	34.6%	36.8%	33.8%	38.7%	31.1%	34.9%	26.9%

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Free Cash Flow and Levered Free Cash Flow
(in millions)

					YTD	QTD	YTD
					06/30/26	06/30/26	03/31/26

Net cash provided by operating activities					$400	$236	$164
Capital expenditures					(52)	(24)	(28)
Free Cash Flow					348	212	136

Debt repayments					(586)	(30)	(556)
Debt repayments, paid from debt proceeds					—	—	—
Levered Free Cash Flow					$(238)	$182	$(420)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net cash provided by operating activities	$749	$349	$400	$246	$154	$128	$26
Capital expenditures	(123)	(28)	(95)	(11)	(84)	(24)	(60)
Free Cash Flow	626	321	305	235	70	104	(34)

Debt repayments	(1,556)	(1,106)	(450)	(210)	(240)	(30)	(210)
Debt repayments, paid from debt proceeds	492	492	—	—	—	—	—
Levered Free Cash Flow	$(438)	$(293)	$(145)	$25	$(170)	$74	$(244)

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Net Debt and Net Debt to EBITDA Ratio
(in millions, except ratios)

					06/30/26		03/31/26

Debt, total principal amount					$ 5,107		$ 5,137
Cash and cash equivalents					(509)		(330)
Restricted cash and cash equivalents					(286)		(285)
Net Debt					$ 4,312		$ 4,522

Adjusted EBITDA, trailing four quarters					$ 1,534		$ 1,566

Net Debt to EBITDA Ratio					2.8	x	2.9	x

	12/31/25		09/30/25		06/30/25		03/31/25

Debt, total principal amount	$ 5,686		$ 6,297		$ 6,654		$ 6,734
Cash and cash equivalents	(620)		(833)		(377)		(263)
Restricted cash and cash equivalents	(377)		(417)		(395)		(428)
Net Debt	$ 4,689		$ 5,047		$ 5,882		$ 6,043

Adjusted EBITDA, trailing four quarters	$ 1,370		$ 1,308		$ 1,253		$ 1,193

Net Debt to EBITDA Ratio	3.4	x	3.9	x	4.7	x	5.1	x

Transocean Ltd. and subsidiaries
Supplemental Effective Tax Rate Analysis
(in millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

Income (loss) before income taxes	$184	$17	$(1,093)	$201	$(1,133)
Acquisition and restructuring costs	12	7	—	19	—
Loss on impairment of assets	—	—	1,136	—	1,136
Gain on disposal of assets, net	—	(4)	—	(4)	—
Loss on conversion of debt to equity	—	—	24	—	24
Loss on retirement of debt	—	11	—	11	—
Adjusted income before income taxes	$196	$31	$67	$227	$27

Income tax expense (benefit)	$14	$(54)	$(155)	$(40)	$(116)
Acquisition and restructuring costs	—	—	—	—	—
Loss on impairment of assets	—	—	8	—	8
Gain on disposal of assets, net	(3)	1	—	(2)	—
Loss on conversion of debt to equity	—	—	—	—	—
Loss on retirement of debt	—	2	—	2	—
Changes in estimates (1)	27	110	195	137	181
Adjusted income tax expense	$38	$59	$48	$97	$73

Effective Tax Rate (2)	7.8%	(335.3)%	14.2%	(19.8)%	10.3%

Effective Tax Rate, excluding discrete items (3)	19.4%	192.0%	70.0%	42.8%	268.9%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income or loss before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.